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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

             Current Report Filed Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
               (Date of earliest event reported): October 9, 1997


                         BOLDER TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

            84-1166231                                    0-28060
(IRS Employer Identification Number)              (Commission File Number)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                           4403 Table Mountain Parkway
                                Golden, CO 80403
              (Address of principal executive offices and zip code)

                                 (303) 215-7200
                         (Registrant's telephone number,
                              including area code)

                             ----------------------


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Item 5.  Other Events

         On October 9, 1997, Bolder Technologies Corporation (the "Company") conducted a closing of a private placement of its Series A Convertible Preferred Stock in which it sold 336,200 shares of Series A Convertible Preferred Stock at $50.00 per share. The Company received an aggregate of approximately $16.8 million ($15.7 million net of placement fees and expenses) from the sale of the Series A Convertible Preferred Stock in the private placement.

         In consideration for its services, the Company paid the placement agent placement fees of $888,600 and issued a warrant to the placement agent exercisable for 30,641 shares of common stock at an exercise price of $14.50 per share.

         Dividends on the Series A Convertible Preferred Stock are payable, at the Company's option, in cash or common stock or a combination thereof, at an annual rate equal to $4.00 per share to the extent paid in cash and $4.50 per share to the extent paid in common stock. Shares of Series A Convertible Preferred Stock are convertible into common stock at a conversion price of $15.00 per share, subject to adjustment under certain circumstances. The Series A Convertible Preferred Stock may be redeemed at the option of the Company, under certain circumstances, after October 8, 1999, and will be subject to mandatory redemption on October 8, 2002. In each case, the redemption price will be $50.00 per share payable, at the Company's option, in cash or common stock. The Company has agreed to use its reasonable best efforts to file a registration statement within 60 days of the closing to cover the resale of the Series A Convertible Preferred Stock and the underlying common stock.

         The private placement and exchange offering were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and were made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D. The purchasers in the private placement consisted of Qualified Institutional Buyers.

         On October 9, 1997, the Company issued a press release which announced the closing of the private placement of 336,200 shares of Series A Convertible Preferred Stock. The press release is filed as an exhibit to this Current Report on Form 8-K pursuant to Rule 135c under the Securities Act of 1933, as amended.


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Item 7.   Exhibits

          Exhibit 99.1              --  Press Release


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BOLDER TECHNOLOGIES CORPORATION

Date:  October 15, 1997

                                      By: /s/ Joseph F. Fojtasek
                                         --------------------------------------
                                          Vice President and
                                          Chief Financial Officer
                                          (Principal Financial and
                                          Accounting Officer)



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                                 EXHIBIT INDEX


Exhibit
Number             Description                           Page
-------            -----------                           ----
 99.1              --  Press Release